Exhibit 10.19

EXECUTION VERSION

DATED FEBRUARY 6, 2013

360BUY JINGDONG INC.

and
MAX SMART LIMITED

and
BEIJING JINGDONG CENTURY TRADING CO., LTD.

(北京京东世纪贸易有限公司)

and
BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD.

(北京京东叁佰陆拾度电子商务有限公司)

and

JIANGSU YUANZHOU E-COMMERCE CO., LTD.

(江苏圆周电子商务有限公司)

and
SHANGHAI YUANMAI TRADING CO., LTD.

(上海圆迈贸易有限公司)
and
GUANGZHOU JINGDONG TRADING CO., LTD.

(广州晶东贸易有限公司)

and
JIANGSU JINGDONG INFORMATION TECHNOLOGY CO., LTD.

(江苏京东信息技术有限公司)
and

CHENGDU JINGDONG CENTURY TRADING CO., LTD.

(成都京东世纪贸易有限公司)

and

BEIJING JINGDONG CENTURY INFORMATION TECHNOLOGY CO., LTD
(北京京东世纪信息技术有限公司)

and

JIANGSU YUANMAI TRADING CO., LTD.

(江苏圆迈贸易有限公司)

and

WUHAN JINGDONG CENTURY TRADING CO., LTD.

(武汉京东世纪贸易有限公司)

and
SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD.

(上海晟达元信息技术有限公司)

and

TIANJIN STAR EAST CO., LTD.

(天津煜东信德物流有限公司)

and

BEIJING JINGBANGDA TRADING CO., LTD.

(北京京邦达贸易有限公司)

and

SHENYANG JINGDONG CENTURY TRADING CO., LTD.

(沈阳京东世纪贸易有限公司)

and

BEIJING JINGDONG SHANGKE INFORMATION TECHNOLOGY CO., LTD.

(北京京东尚科信息技术有限公司)

and

LIU QIANGDONG

(刘强东)

and

DST CHINA EC X, L.P.

ORDINARY SHARE PURCHASE AGREEMENT

ORDINARY SHARE PURCHASE AGREEMENT

THIS ORDINARY SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 6, 2013, by and among:

1.                                      360BUY JINGDONG INC. (formerly known as Star Wave Investments Holdings Limited), a BVI Business Company limited by shares and organized and existing under the laws of the British Virgin Islands (“BVI”) (the “Company”);

2.                                      MAX SMART LIMITED, a BVI Business Company limited by shares and organized and existing under the laws of the BVI (“Max Smart”);

3.                                      LIU QIANGDONG (刘强东), the beneficial owner of 100% equity interest of Max Smart, People’s Republic of China (“PRC”) ID Number *** (the “Founder”);

4.                                      BEIJING JINGDONG CENTURY TRADING CO., LTD. (北京京东世纪贸易有限公司), a wholly foreign-owned enterprise organized and existing under the laws of the PRC (“Jingdong Century”);

5.                                      BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD. (北京京东叁佰陆拾度电子商务有限公司), a limited liability company organized and existing under the laws of the PRC (“Jingdong 360”);

6.                                      JIANGSU YUANZHOU E-COMMERCE CO., LTD. (江苏圆周电子商务有限公司), a limited liability company organized and existing under the laws of the PRC (“Jiangsu Yuanzhou”);

7.                                      SHANGHAI YUANMAI TRADING CO., LTD. (上海圆迈贸易有限公司), a limited liability company organized and existing under the laws of the PRC (the “Shanghai Subsidiary”);

8.                                      GUANGZHOU JINGDONG TRADING CO., LTD. (广州晶东贸易有限公司), a limited liability company organized and existing under the laws of the PRC (the “Guangzhou Subsidiary”);

9.                                      JIANGSU JINGDONG INFORMATION TECHNOLOGY CO., LTD. (江苏京东信息技术有限公司), a limited liability company organized and existing under the laws of the PRC (the “Jiangsu Subsidiary”);

10.                               CHENGDU JINGDONG CENTURY TRADING CO., LTD. (成都京东世纪贸易有限公司), a limited liability company organized and existing under the laws of the PRC (the “Chengdu Subsidiary”);

11.                               BEIJING JINGDONG CENTURY INFORMATION TECHNOLOGY CO., LTD. (北京京东世纪信息技术有限公司), a limited liability company organized and existing under the laws of the PRC (the “Beijing Subsidiary”);

12.                               JIANGSU YUANMAI TRADING CO., LTD. (江苏圆迈贸易有限公司), a limited liability company organized and existing under the laws of the PRC (“Jiangsu Yuanmai”);

13.                               WUHAN JINGDONG CENTURY TRADING CO., LTD. (武汉京东世纪贸易有限公司), a limited liability company organized and existing under the laws of the PRC ( the “Wuhan Subsidiary”);

14.                               SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD. (上海晟达元信息技术有限公司), a limited liability company organized and existing under the laws of the PRC (“Shanghai Shengdayuan”);

15.                               TIANJIN STAR EAST CORPORATION LIMITED (天津煜东信德物流有限公司), a limited liability company organized and existing under the laws of the PRC (“Tianjin Star East”);

16.                               BEIJING JINGBANGDA TRADING CO., LTD. (北京京邦达贸易有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Jingbangda”);

17.                               SHENYANG JINGDONG CENTURY TRADING CO., LTD. (沈阳京东世纪贸易有限公司), a limited liability company organized and existing under the laws of the PRC (the “Shenyang Subsidiary”);

18.                               BEIJING JINGDONG SHANGKE INFORMATION TECHNOLOGY CO., LTD. (北京京东尚科信息技术有限公司), a limited liability company organized and existing under the laws of the PRC (“Beijing Shangke”); and

19.                               DST CHINA EC X, L.P., a company organized and existing under the laws of the Cayman Islands (the “Investor”).

Jingdong 360 and Jiangsu Yuanzhou are collectively referred to herein as the “PRC Affiliates” and each, a “PRC Affiliate”.  Jingdong Century, Shanghai Subsidiary, Jiangsu Subsidiary, Guangzhou Subsidiary, Chengdu Subsidiary, Beijing Subsidiary, Jiangsu Yuanmai, Wuhan Subsidiary, Shanghai Shengdayuan, Tianjin Star East, Beijing Jingbangda, Shenyang Subsidiary and Beijing Shangke are referred to collectively herein as the “PRC Subsidiaries” and each, a “PRC Subsidiary”.  The Company, the offshore subsidiaries of the Company as listed in Part II of Exhibit A attached hereto (excluding Justyle Group Limited) (the “Offshore Subsidiaries”), the PRC Subsidiaries, the PRC Affiliates, the subsidiaries of the PRC Subsidiaries and the PRC Affiliates listed in Parts III and IV of Exhibit A attached hereto and any other entity whose financial statements are consolidated with those of the Company in accordance with generally accepted accounting principles in the United States and are recorded on the books of the

Company for financial reporting purposes are referred to collectively herein as the “Group Companies”, and each, a “Group Company”.

RECITALS

A.                                    The Company was incorporated under the laws of the BVI.  Further particulars of the Company are set out in Exhibit A to this Agreement.

B.                                    The Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company certain number of ordinary shares, par value US$0.00002 per share, of the Company (the “Ordinary Shares”) on the terms and conditions set forth in this Agreement.

C.                                    Jingdong Century was established as a limited liability company under the laws of the PRC and wholly owned by the Company.

D.                                    Each of Shanghai Subsidiary, Jiangsu Subsidiary, Guangzhou Subsidiary, Chengdu Subsidiary, Beijing Subsidiary, Jiangsu Yuanmai, Wuhan Subsidiary, Shenyang Subsidiary and Beijing Shangke was established as a limited liability company under the laws of the PRC and wholly owned by Jingdong Century.

E.                                     Shanghai Shengdayuan was established as a limited liability company under the laws of the PRC and an indirect wholly owned subsidiary of the Company.

F.                                      Tianjin Star East was established as a limited liability company under the laws of the PRC and an indirect wholly owned subsidiary of the Company.

G.                                    Beijing Jingbangda was established as a limited liability company under the laws of the PRC and an indirect wholly owned subsidiary of the Company.

H.                                   Each PRC Affiliate was established as a limited liability company under the laws of the PRC and is owned 99% by the Founder and 1% by Mr. Sun Jiaming.  The financial statements of the PRC Affiliates are intended to be consolidated with those of the Company and are recorded on the books of the Company for financial reporting purposes.

I.                                        The Group Companies mainly engage in the business of (i) e-commerce business (including business-to-consumer or B2C), (ii) sale of digital products, food, healthcare products, clothes, cosmetic products, books, audio/video products and other general merchandise products through the internet websites and relevant services and (iii) logistics (collectively, the “Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      AGREEMENT TO PURCHASE AND SELL PURCHASED SHARES.

1.1                               Agreement to Purchase and Sell Purchased Shares.  Subject to the terms and conditions hereof, at the Closing (as defined below) the Company shall issue and sell to (a) the Investor and the Investor shall purchase from the Company, Eight Million One Hundred and Ninety Six Thousand Nine Hundred and Ninety Five (8,196,995) Ordinary Shares (the “Purchased Shares”) for a purchase price of US$32,466,998 (the “Purchase Price”). The consideration for each of the Purchased Shares shall be approximately US$3.961 per share.

Such Ordinary Shares shall have the rights, privileges and restrictions as set forth in the Twelfth Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit D (as amended, the “Restated Articles”).

1.2                               Transfer of Funds.  At the Closing, the Investor shall pay the Purchase Price by wire transfer of United States dollars in immediately available funds to a designated account of the Company, provided that the Company shall deliver wire transfer instructions to the Investor at least three (3) business days (“Business Day”, defined as any day other than a Saturday or Sunday on which banks are ordinarily open for business in Hong Kong Special Administrative Region of the PRC (“Hong Kong”), PRC, Saudi Arabia and the Cayman Islands) prior to the Closing.

1.3                               Post-Investment Capitalization Structure.  Immediately following the issue and sale of the Purchased Shares at the Closing, the post-investment capitalization structure of the Company (calculated on a fully-diluted and as converted basis) is as set out in Part II of Exhibit B hereto.

1.4                               Issuance of ESOP Shares.

(a)                                 As of the date hereof, Fortune Rising Holding Limited (“Fortune Rising”) holds 74,215,905 Ordinary Shares that were issued to it at an issuance price of US$0.00002 per share. The parties agree that concurrent with or immediately after the Closing, the Company shall issue an aggregate of 9,960,005 Ordinary Shares to Fortune Rising at an issuance price of US$0.00002 per share. The abovementioned 74,215,905 Ordinary Shares and the 9,960,005 Ordinary Shares shall be collectively referred to as “ESOP Shares”.

(b)                                 In relation to the ESOP Shares, the parties agree that (i) the ESOP Shares shall be held by Fortune Rising on behalf of or for issuance to the officers, directors, employees and consultants (collectively, the “Awardees”) of the Group Companies; and (ii) the allotment of any of the ESOP Shares to any Awardee shall be subject to the approval of the Board of Directors of the Company (the “Board of Directors”), including the consent of at least two directors out of any of the Series A Director, the Series B Director, the Series C Director and Tiger Director (each as defined in the Restated Shareholders Agreement (as defined below)).

(c)                                  After the allotment of the ESOP Shares in accordance with Section 1.4(a) of this Agreement, the disposition of any such ESOP Shares that an Awardee is entitled to dispose of shall be subject to Section 4.5 of the Restated Shareholders Agreement.

(d)                                 This Section 1.4 shall terminate upon a Qualified IPO (as defined in the Restated Shareholders Agreement).

2.                                      CLOSINGS; DELIVERY.

2.1                               Closing.  The allotment and sale of the Purchased Shares shall be held within five (5) Business Days after the fulfillment or waiver of the conditions to closing as set forth in Section 7 and Section 8.1 or at such other time as the Company and the Investor may mutually agree (the “Closing”).

2.2                               Delivery by the Company.  In addition to any items the delivery of which at or before the Closing is made an express condition to the Investor’s obligations pursuant to Section 7, the Company will, at the Closing, (a) deliver to the Investor duly issued share certificates issued in favor of the Investor representing the Purchased Shares purchased by the Investor, duly signed and sealed for and on behalf of the Company; and (b) cause its register of members to be duly updated to reflect the Purchased Shares purchased by the Investor, and deliver a copy of such updated register of members to the Investor, certified as a true and correct copy by the Company’s registered agent or a director of the Company.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.

The Company, the PRC Subsidiaries, the PRC Affiliates and the Founder (collectively, the “Seller Parties” and individually, a “Seller Party”) hereby jointly and severally represent and warrant to the Investor, subject to Section 10.21 and the exceptions set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as Exhibit C (which Disclosure Schedule shall be deemed to be representations and warranties to the Investor), as of the date hereof and the date of the Closing as follows (in this Agreement, any reference to a party’s “knowledge” means such party’s actual knowledge, and, in the case of a party that is a legal entity, the actual knowledge of the Key Employees after due and diligent inquiries of the employees or outside consultants of such party reasonably believed to have knowledge of the matter in question):

3.1                               Organization, Standing and Qualification.  Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party.  Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a Material Adverse Effect.  “Material Adverse Effect” means any event, occurrence, fact, condition, change or development, individually or together with other events, occurrences, facts, conditions, changes or developments, (i) that has had, has, or could reasonably be expected to have a material adverse effect on the business (as presently conducted and presently contemplated to be conducted), condition (financial or otherwise), affairs, prospects, properties, employees, liabilities, assets or results of operation of the Group Companies taken as a whole, (ii) that prevents or materially impedes the consummation by the Company of the transactions contemplated by this Agreement, or (iii) material impairment of the ability of the Group Companies to perform their material obligations under this Agreement or the Restated Shareholders Agreement and the various agreements attached to this Agreement (collectively, “Ancillary Agreements”).

3.2                               Capitalization.

(a)                                 Ordinary Shares.  Immediately prior to the Closing (and prior to the adoption of the Restated Articles), the Company is authorized to issue a total of 1,935,536,365 Ordinary Shares, par value US$0.00002 per share, of which 1,358,540,331 shares are issued and outstanding.

(b)                                 Preferred Shares.  Immediately prior to the Closing (and prior to the adoption of the Restated Articles), the Company is authorized to issue a total of 564,463,635 Preferred Shares, par value US$0.00002 per share, of the Company, of which (i) 221,360,925 are designated as Series A Preferred Shares, par value US$0.00002 per share (the “Series A Preferred Shares”), and 191,894,000 Series A Preferred Shares are issued and outstanding, (ii) 84,786,405 are designated as Series B Preferred Shares, par value US$0.00002 per share (the “Series B Preferred Shares”), and 84,786,405 Series B Preferred Shares are issued and outstanding and (iii) 258,316,305 are designated as Series C Preferred Shares, par value US$0.00002 per share (the “Series C Preferred Shares,” together with Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares”), and 258,316,305 Series C Preferred Shares are issued and outstanding.

(c)                                  Options, Warrants, Reserved Shares.  Immediately prior to the Closing, the Company has reserved enough Ordinary Shares for issuance upon the conversion of all Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.  Except for (i) the conversion privileges of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, as provided in the Ninth Amended and Restated Shareholders Agreement dated November 1, 2012 (the “Ninth Shareholders Agreement”) and the Eleventh Amended and Restated Memorandum and Articles of Association of the Company (the “Eleventh Articles”), (ii) the ESOP Shares reserved for issuance to the employees, directors, consultants and advisors of the Group Companies pursuant to the employee and advisor stock option plan from time to time duly adopted by the Company, (iii) the Ordinary Share Purchase Agreement dated January 23, 2013 between the Company and Kingdom 5-KR-232, Ltd., Kingdom 5-KR-225, Ltd., Supreme Universal Holdings Ltd., Goldstone Capital Ltd. and certain other parties named therein (iv) as provided in the Restated Articles, and (v) as contemplated hereby and by the Tenth Amended and Restated Shareholders Agreement attached hereto as Exhibit E (the “Restated Shareholders Agreement”), there are no options, warrants, conversion privileges, agreements or rights of any kind with respect to the issuance or purchase of the Purchased Shares or any other securities of the Company.  Apart from the exceptions noted in this Section 3.2(c), the Restated Articles and the Restated Shareholders Agreement, no outstanding shares (including the Purchased Shares), or shares issuable upon exercise, conversion or exchange of any outstanding options, warrants or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights of any kind to purchase such shares (whether in favor of the Company or any other person).

(d)                                 Outstanding Security Holders.  A complete and current list of all shareholders, option holders, warrant holders and other security holders of the Company as of the date hereof indicating the type and number of shares, options, warrants or other securities held by each such shareholder, option holder, warrant holder or other security holder is set forth in the shareholding tables in Exhibit B, except for the employees, directors, consultants or advisors of the Group Companies who have been allocated with any of the ESOP Shares pursuant to the employee and advisor stock option plan from time to time duly adopted by the Company.  The information set out in Exhibit B is true and complete in all respects and there is no information the omission of which might make such information misleading or inaccurate in any respect.

(e)                                  No Acceleration.  Except for the ESOP (as defined below), no share plan, share purchase, share option or other agreement or understanding between the Company and any holder of any securities of the Company or rights exercisable or convertible for securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as a result of the consummation of the transactions contemplated in this Agreement.

3.3                               Subsidiaries; Group Structure.

(a)                                 One hundred percent (100%) of the equity interests of the PRC Subsidiaries are owned directly or indirectly by the Company, and the equity interests of the PRC  Affiliates are held ninety-nine percent (99%) and one percent (1%), respectively, directly by the Founder and Sun Jiaming (孙加明, with the PRC identity number of 320881198008071616).  Apart from the entities listed in Exhibit A, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity which is still in operation.  The information relating to each Group Company as set out in Exhibit A is true and accurate in all respects and there is no information the omission of which might make such information misleading or inaccurate in any respect.

(b)                                 There are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the equity interest of any of the PRC Subsidiaries and PRC Affiliates, Max Smart or Fortune Rising.

3.4                               Due Authorization.  All corporate actions on the part of the Group Companies and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization of the Restated Articles, the certificate of incorporation or other equivalent corporate charter documents of any of the Group Companies, including VIE Agreements for Jiangsu Yuanzhou and Jingdong 360 (collectively with the Restated Articles, the “Constitutional Documents”), (ii) the authorization, execution and delivery of, and the performance of the obligations of the Seller Parties under this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements, and (iii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement have been taken or will be taken prior to the Closing.  Each of this Agreement, the Restated Shareholders Agreement, the Ancillary Agreements and the Constitutional Documents to which such Group Company is a party or is subject is or will be a valid and binding obligation of each such Group Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. Immediately prior to the Closing, the Restated Articles will be in full force and effect.

3.5                               Valid Issuance of Purchased Shares.

(a)                                 The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Restated Articles, will be duly and validly issued, fully paid and non-assessable.

(b)                                 All currently outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and all outstanding shares, options, warrants and other securities of the Company and each other Group Company have been issued in full compliance with the requirements of all applicable laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the United States Securities Act of 1933, as amended (the “Act”), or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations, including, without limitation, anti-fraud provisions.

(c)                                  All waivers of rights of first refusal, preemptive rights, redemption rights, co-sale or tag-along rights, drag-along rights, put or call rights, rights to liquidation preferences or special dividends or any other rights triggered by the transactions contemplated by this Agreement or the Ancillary Agreements have been duly and validly obtained and are irrevocable.

3.6                               Liabilities.  The Group Companies do not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, asserted, unasserted or otherwise, except liabilities or obligations (i) stated or adequately reserved against in the balance sheets of the respective Financial Statements (as defined below), (ii) incurred as a result of or arising out of the consummation of the transactions contemplated hereunder, or (iii) incurred in the ordinary course of business since the Financial Statements Date.

3.7                               Title to Properties and Assets; ICP License.

(a)                                 Each Group Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind.  With respect to the properties and assets it leases, each Group Company is in compliance in all material respects with such leases, and the aggregate amount of liabilities upon the Group Companies (including any contingent liability) arising from all the noncompliance with such leases by the Group Companies in aggregate does not have a Material Adverse Effect.  To the best knowledge of each of the Seller Parties, such Group Company holds valid leasehold interests in such assets.  Section 3.7(a) of the Disclosure Schedule sets out a true and correct schedule of all material real estate owned, leased or otherwise used or occupied by each Group Company.  For purpose of this Section 3.7(a), “material” shall mean (i) any property that is necessary, desirable or otherwise material to the conduct of the Business as currently conducted or contemplated, (ii)

having an value in excess of RMB20,000,000 for each asset, except for real property, and (iii) having an area of above 500 square meters for real property.

(b)                                 Jingdong 360 has obtained and validly maintained in full force and effect the internet content provider license (the “ICP License”) and has commenced to engage in the internet information service.  The Founder warrants and represents that neither he nor his Associates (as defined in Section 6.12) has any interest in any other business operation which is similar to the Business of the Group Companies (and to the extent there is or has been any such interest, such interest or business operation has been terminated and deregistered).

3.8                               Status of Proprietary Assets.  Each Group Company (i) has independently developed or owns free and clear of all claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use, all Proprietary Assets, including without limitation all Registered Intellectual Property, necessary and appropriate or otherwise material for the Business and without any conflict with or infringement of the rights of others.  There are no outstanding options, licenses, agreements or rights of any kind granted by any Group Company or any other party relating to any Group Company’s Proprietary Assets. No Group Company has received any written communications alleging that it has violated or, by conducting its business as currently conducted or as currently proposed, has violated or would violate any Proprietary Assets of any other person or entity, nor, to the best knowledge of the Seller Parties, is there any reasonable basis therefor.  To the best knowledge of the Seller Parties, none of the current or former officers, employees or consultants of any Group Company (at the time of their employment or engagement by a Group Company) has been or is obligated under any agreement (including licenses, covenants or commitments of any nature) or other arrangement or undertaking of any kind, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his, her or its best efforts to promote the interests of such Group Company or that would conflict with the business of such Group Company as currently conducted or currently proposed to be conducted or that would prevent such officers, employees or consultants from assigning to such Group Company inventions conceived or reduced to practice in connection with services rendered to such Group Company.  To the best knowledge of the Seller Parties, neither the execution nor delivery of this Agreement, the Restated Shareholders Agreement or any Ancillary Agreement, nor the carrying on of the Business of any Group Company by its employees, nor the conduct of the business of any Group Company as currently conducted or proposed to be conducted, conflict or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  It will not be necessary to utilize any inventions of any of the Group Companies’ employees (or people the Group Companies currently intend to hire) made prior to or outside the scope of their employment by the relevant Group Company.  No government funding, facilities of any educational institution or research center, or funding from third parties has been used in the development of any Proprietary Assets of any Group Company that would adversely affect or interfere with any Group Company’s title or right to use to such Proprietary Assets in any way.  For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, business methods, trade secrets, confidential and proprietary information, proprietary rights, knowhow and processes, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of any Group Company, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any governmental authority.

3.9                               Material Contracts and Obligations.

(a)                                 All of the following agreements, contracts, leases, licenses, mortgages, indentures, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which each Group Company is a party or by which it or its assets is bound (each, a “Material Contract” and collectively, the “Material Contracts”) have been made available for inspection by the Investor and its counsel and are listed in Section 3.9(a) of the Disclosure Schedule:

(i)                                     having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of RMB20,000,000 other than the cash deposit agreements with banks the amounts of which are included in the Financial Statements (provided that only such Material Contracts under this subclause (i) having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of RMB50,000,000 have been made available for inspection by the Investor and its counsel and included in Section 3.9(a) of the Disclosure Schedule);

(ii)                                  containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise;

(iii)                               entered not in the ordinary course of business and having an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of RMB1,000,000;

(iv)                              transferring or licensing any Proprietary Assets to or from any Group Company other than agreements for commercially available off-the-shelf software that has not been modified or customized for any Group Company;

(v)                                 termination of which would be reasonably likely to have a Material Adverse Effect.

(vi)                              entered between the Company, Jingdong Century and Tianjin Star East, on the one hand, and any of the PRC Affiliates or individual shareholders of the PRC Affiliates, on the other hand (the “VIE Agreements”),

(vii)                           involving any of the Key Employees, directors, senior officers or shareholders of any Group Company (provided that Section 3.9(a) of the Disclosure Schedule included only such Material Contracts under this subclause (vii) other than those relating employment or service arrangements in the ordinary course of business the amounts of which have been included in the Financial Statements);

(viii)                        involving any governmental authority (provided that Section 3.9(a) of the Disclosure Schedule included only such Material Contracts that are not in the ordinary course of business);

(ix)                              terminating or requiring the consent of a third party as a result of the transactions contemplated by this Agreement or the Ancillary Agreements;

(x)                                 obligating such Group Company to share, license or develop any product or technology;

(xi)                              relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any securities of any Group Company other than (a) those relating to the repurchase of Old Shares as contemplated under Section 9.7 hereof, (b) those agreements pursuant to which the employees, directors, consultants or advisors of the Group Companies have been allocated with any of the ESOP Shares pursuant to the employee and advisor stock option plan from time to time duly adopted by the Company and (c) those agreements the transactions contemplated under which have been consummated and reflected in the Financial Statements); or

(xii)                           involving the acquisition or sale of a business, a merger, consolidation, amalgamation or similar transaction, or a partnership, joint venture, or similar arrangement other than those agreements the transactions contemplated under which have been consummated and reflected in the Financial Statements.

(b)                                 Each Material Contract constitutes the valid and legally binding obligation of the Group Companies, enforceable in accordance with its terms, and the performance of which does not violate any applicable statute, law, injunction, judgment, decree, order, ruling, assessment or writ of any governmental authority, and is in full force and effect.  Each Group Company has duly performed all of its obligations under each Material Contract in all material respects to the extent that such obligations to perform have accrued, and none of the Group Companies has breached, nor does any Seller Party have any knowledge of any claim or threat that (i) any term or condition of any Material Contract has been breached or (ii) any other agreement or understanding to which any Group Company is a party or by which its properties are bound has been breached, in each case which would reasonably be expected to impose liability on any Group Company in excess of RMB50,000,000. No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has materially breached, violated or defaulted under any Material Contract.  No Group Company has received any notice (whether or not written) that (i) it has breached, violated or defaulted under any Material Contract or (ii) any other party thereto intends to terminate such Material Contract.

(c)                                  Without limitation to the foregoing subclause (a), none of the Group Companies has breached, and no facts or circumstances are in existence which, with or without the passage of time, could lead to any of the Group Companies being in breach of: (i) the Series A Preferred Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (ii) the Series B Preferred Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (iii) Ordinary Share Purchase Agreement, dated December 31, 2009, by and among the Company, Max Smart, Jingdong Century, certain other PRC Subsidiaries, Jingdong 360, the Founder and Tiger Global Five 360 Holdings, (iv) Ordinary Share Purchase Agreement, dated March 17, 2010, by and among the Company, the Founder, Kaixin Asia Limited and Accurate Way Limited, (v) May 2010 Ordinary Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (vi) Rescission Agreement, dated September 3, 2010, by and among the Company, Max Smart, Tiger 360Buy and certain individual shareholders, (vii) Share Purchase Agreement, dated September 3, 2010, by and among Max Smart, Tiger 360Buy and certain individual shareholders, (viii) Series C Preferred Share Subscription Agreement (as defined in the Ninth Shareholders Agreement), (ix) the Warrants (as defined in the Ninth Shareholders Agreement), which have been fully and duly exercised by the relevant parties (or its Affiliates) to the Warrants pursuant to the terms and conditions in the respective Warrant, (x) First DST Global Ordinary Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (xi) Second DST Global Ordinary Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (xii) Sequoia Ordinary Share Purchase Agreement (as defined in the Ninth Shareholders Agreement), (xiii) Classroom Ordinary Share Purchase Agreement (as defined in the Ninth Shareholders Agreement) and (xiv) all shareholder rights and voting agreements of the Company, including the Ninth Shareholders Agreement; and none of the Group Companies has any liability (including any contingent liability) under any of the foregoing agreements.

3.10                        Litigation.  There is no material action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the best knowledge of the Seller Parties, currently threatened against any of the Group Companies, any Group Company’s activities, properties or assets or, to the best knowledge of the Seller Parties, against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of any Group Company.  The aggregate amount of liabilities upon the Group Companies (including any contingent liability) arising from the actions, suits, proceedings, claims, arbitrations or investigations (except for the Actions) pending or, to the best knowledge of the Seller Parties, currently threatened against any of the Group Companies, any Group Company’s activities, properties or assets or, to the best knowledge of the Seller Parties, against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of any Group Company does not have a Material Adverse Effect.  To the best knowledge of the Seller Parties, there is no factual or legal basis for any such Action that is likely to result individually or in the aggregate in a Material Adverse Effect.  By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties.  None of the Group Companies is a party to or subject to (and none of its business or assets is affected by) the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any Group Company currently pending or which it intends to initiate.  No Group Company has disputes with or claims against any governmental authority whether in respect of taxes, fines, penalties, administrative action, or otherwise.

3.11                        Compliance with Laws; Consents and Permits.

(a)                                 None of the Seller Parties, the employee shareholders and, to the best knowledge of the Seller Parties, any other beneficial owners of the Company who are PRC residents as defined under Circular 75 (as defined below) is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of the Business or the ownership of Group Companies’ properties, including but not limited to the registration requirement for the Founder’s, the employee shareholders’ and, to the best knowledge of the Seller Parties, any other PRC resident’s (indirect) investment in the Company under the Circular 75 issued by the State Administration of Foreign Exchange (“SAFE”) on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles”, effective as of November 1, 2005 (“Circular 75”), and any successor rule or regulation under PRC law, including any applicable implementing rules or regulations of Circular 75, e.g., the SAFE Circular on Issuing the Operational Rules concerning Foreign Exchange Administration of Company Financings and Round-Tripping Investments via Overseas Special Purpose Companies by Residents in China [Huifa (2011) No. 19] issued by SAFE and effective as of July 1, 2011.

(b)                                 All consents, licenses, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority (the “Permits”) and any third party (collectively with the Permits, the “Consents”) which are required to be obtained or made by each Group Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and shall be fully effective as of the Closing.  Each Group Company has all material franchises, Permits, licenses and any similar authority necessary for the conduct of its Business as currently conducted or the business as set forth in the business scope of each Group Company and the ownership of its properties and assets.  None of the Group Companies is in default in any material respect under any of such franchises, Permits, licenses or other similar authority, and the lack of and/or default under franchises, Permits, licenses and any similar authority by the Group Companies in the aggregate does not have a Material Adverse Effect.

3.12                        Compliance with Other Instruments and Agreements.  None of the Group Companies is or has been in, nor shall the conduct of its business as currently conducted result in, violation, breach or default of any term of its Constitutional Documents of the respective Group Company, or in any material respect of any term or provision of the Material Contracts or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company.  None of the activities, agreements, commitments or rights of any Group Company is ultra vires or invalid, or unauthorized.  The execution, delivery and performance of and compliance with this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Group Company’s Constitutional Documents or any Material Contract, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company.

3.13                        Registration Rights.  Except as provided in the Restated Shareholders Agreement, no Seller Party has granted or agreed to grant any person or entity any registration rights (including piggyback registration rights) with respect to, nor is the Company obliged to list, any of the Company’s shares (or PRC Subsidiaries’ or the PRC Affiliates’ shares) on any securities exchange. Except as provided by the Ninth Shareholders Agreement, the Eleventh Articles, the Agreement

on Post-IPO Memorandum and Articles of Association dated February 10, 2012 and related side letter agreement (the “Agreements on Post-IPO M&AA”) and the VIE Agreements, and as contemplated under this Agreement, the Restated Articles, the Restated Shareholders Agreement and Ancillary Agreements, there are no voting or similar agreements which relate to the shares of the Company or any of the equity interests of the PRC Subsidiaries or the PRC Affiliates.

3.14                        Financial Advisor Fees.  There exists no agreement or understanding between any Group Company and any investment bank or other financial advisor under which such Group Company may owe any brokerage, placement or other fees relating to the offer or sale of the Purchased Shares.

3.15                        Financial Statements.  The following financial statements of the Group Companies, namely (i) the audited consolidated financial statements of the Group Companies for the periods from January 1, 2009 to December 31, 2009, from January 1, 2010 to December 31, 2010 and from January 1, 2011 to December 31, 2011 (together with each of the respective auditor’s report thereon), and (ii)  the management accounts of the Group Companies for the period from January 1, 2012 to November 30, 2012 (November 30, 2012 is hereinafter referred to as the “Financial Statements Date”) are each (a) in accordance with the books and records of the Group Companies, (b) true, correct and complete and present fairly the financial condition of the Group Companies at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles of the United States (“US GAAP”), in respect of the financial statements specified in the foregoing subclause (i), and generally accepted accounting principles of the PRC (“PRC GAAP”), in respect of the financial statements specified in the foregoing subclause (ii), in each case, applied on a consistent basis, except (as to the unaudited financial statements) for the omission of notes thereto and normal year-end provision and audit adjustments. The unaudited consolidated financial statements of the Group Companies for the interim period from January 1, 2012 to September 30, 2012 have been prepared in accordance with US GAAP without being audited or reviewed by outside independent auditors, and the Company believes such financial statements present fairly the financial condition of the Group Companies at the date or dates therein indicated and the results of operations for the period or periods therein specified.  The foregoing audited consolidated financial statements, the management accounts and the unaudited interim financial statements and any notes thereto are hereinafter collectively referred to as the “Financial Statements.” All the financial statements to be provided to the Investor under this Section 3.15 shall include a statement of income, balance sheet and cash flow statements.  Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of the Group Companies’ respective debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with US GAAP (in respect of the Financial Statements specified in the foregoing subclause (i)) and PRC GAAP (in respect of the Financial Statements specified in the foregoing subclause (ii)). The Group Companies have good and marketable title to all assets set forth on the balance sheets of the respective Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates.  Except as disclosed in the Financial Statements, none of the Group Companies is a guarantor or indemnitor of any indebtedness of any person or entity other than the Group Companies.  Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles as required in the jurisdiction where it is incorporated.

3.16                        Activities Since Financial Statements Date.  Since the Financial Statements Date, with respect to each Group Company, there has not been:

(a)                                 any change in the assets, liabilities, financial condition or operating results of the Group Companies from that reflected in the Financial Statements, except changes in the ordinary course of business, that, individually or in the aggregate, has or could become or result in a Material Adverse Effect;

(b)                                 any material change in the contingent obligations of the Group Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c)                                  any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has or could become or result in a Material Adverse Effect;

(d)                                 any waiver by the Group Company of a valuable right or of a material debt;

(e)                                  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Group Company, except such satisfaction, discharge or payment made in the ordinary course of business that would not have a Material Adverse Effect;

(f)                                   any material change or amendment to a material contract or arrangement by which the Group Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(g)                                  any material change in any compensation arrangement or agreement with any Key Employee or any resignation or termination of any Key Employee of the Group Companies (for purpose of this Agreement, “Key Employees” shall refer to LIU Qiangdong, CHEN Shengqiang, WANG Yaqing, LAN Ye and ZHAO Guoqing, who are the chief executive officer, chief financial officer, chief technology officer, chief marketing officer and chief strategy officer of the Company;

(h)                                 any sale, assignment or transfer of any Proprietary Assets or other material intangible assets of the Group Company;

(i)                                     any mortgage, pledge, transfer of a security interest in, or lien created by the Group Company, with respect to any of the Group Company’s properties or assets, except liens for taxes not yet due or payable;

(j)                                    any debt, obligation, or liability incurred, assumed or guaranteed by the Group Company in excess of five hundred thousand U.S. dollars (US$500,000) or in excess of one million U.S. dollars (US$1,000,000) in the aggregate;

(k)                                 any declaration, setting aside or payment or other distribution in respect of any Group Company’s share capital, or any direct or indirect redemption, purchase or other acquisition of share capital by any Group Company;

(l)                                     any failure to conduct business in the ordinary course, consistent with the Group Companies’ past practices;

(m)                             any transactions of any kind with any of its officers, directors or employees, or any members of their immediate families, or any entity controlled by any of such individuals other than in respect of continuing and ordinary course employment matters;

(n)                                 any other event or condition of any character, individually or in the aggregate, which could reasonably be expected to have a Material Adverse Effect; or

(o)                                 any agreement or commitment by any Group Company or any Seller Party to do any of the things described in this Section 3.16.

3.17                        Tax Matters.

(a)                                 The provisions for taxes in the respective Financial Statements are sufficient for the payment of all accrued and unpaid applicable taxes of the covered Group Companies, whether or not assessed or disputed, as of the date of such Financial Statements.   Each Group Company has duly filed all tax returns required to be filed by it and paid all taxes shown to be due on such returns.  No material issue has been raised by any taxing authority in any tax audit or examination of the Group Companies. Each Group Company is not subject to any waivers of applicable statutes of limitations with respect to taxes for any year.  Since the Financial Statements Date, none of the Group Companies has incurred any material taxes, penalties or interest, assessments or governmental charges other than in the ordinary course of Business and each Group Company has made adequate provisions on its books of account for all material taxes, penalties or interest, assessments and governmental charges with respect to its business, properties and operations for such period.  No written claim has ever been made by a governmental authority in a jurisdiction where the Group Companies do not file tax returns that any of the Group Company is or may be subject to taxation by that jurisdiction.  None of the Group Companies has received notice of any proposed or determined tax deficiency or assessment from any governmental authority.  Each Group Company has withheld or withdrawn from each payment to its employees and overseas service providers an amount of income tax (including without limitation income tax in the PRC) required to be withheld or withdrawn to the extent required by applicable laws and has paid such amounts to the relevant tax authorities.

(b)                                 To the best knowledge of each of the Seller Parties after due inquiry, immediately after the Closing, the Company will not be a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) with respect to the shares held by the Investor.

(c)                                  The Company does not expect to be, with respect to its taxable year during which the Closing occurs, a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code.  The Company shall use its commercially reasonable efforts to avoid being a PFIC.

(d)                                 Any preferential tax treatment enjoyed by any Group Company on or prior to the Closing has been in compliance with all applicable laws and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in the

applicable laws.   None of the Group Companies is treated as a resident for tax purposes of, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which it has been established.

3.18                        OFAC Compliance.  Neither the Company nor any Group Company or any directors, administrators, officers, board of directors (supervisory and management) members or employees of the Company or any Group Company is an OFAC Sanctioned Person (as defined below).  The Group Companies and their directors, administrators, officers, administrators, board of directors (supervisory and management) members or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, and all other applicable United States and PRC anti-money laundering laws and regulations.  None of (i) the purchase and sale of the Purchased Shares, (ii) the execution, delivery and performance of this Agreement, the Restated Shareholders Agreement, the Constitutional Documents or any other Ancillary Agreement, or (iii) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including without limitation the Investor, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, the PRC or any other applicable jurisdiction.

For the purposes of this Section 3.18:

(a)                                 “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC.  For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(b)                                 “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a United States Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”).  For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than government and countries can be found on the SDN List on OFAC’s website at ww.treas.gov/offices/enforcement/ofac/sdn.

(c)                                  “United States Person” means any United States citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

3.19                        Anti-Corruption Laws.  Neither the Company nor any of the PRC Subsidiaries and PRC Affiliates, nor, while acting on behalf of the Company or any of the PRC Subsidiaries and PRC Affiliates and to the Company’s knowledge, any agent, director, officer or employee of the Company or of any of the PRC Subsidiaries and PRC Affiliates, has taken any action or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence in violation of applicable laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws applicable to any Group Company (“Anti-Corruption Laws”), including to the extent applicable the U.S. Foreign Corrupt Practices Act and the PRC anti-corruption related laws.  Each Group Company has implemented adequate procedures to ensure compliance by each director, officer or employee of such Group Company with applicable Anti-Corruption Laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Each of the Founder and the Group Companies is aware of and understands the applicable Anti-Corruption Laws.  No equity holder, officer or director of any Group Company is a candidate for political office, or an employee or officer of any government, or of any political party.

3.20                        Interested Party Transactions.  No Seller Party, officer or director of a Group Company or any “Affiliate” or “Associate” (as those terms are defined in Rule 405 promulgated under the Act) of any such person has any agreement (whether oral or written), understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits), except those disclosed in the Financial Statements under subclause (i) of Section 3.15.  No Key Employees, and to the best knowledge of the Seller Parties, no director of a Seller Party or any Affiliate or Associate of any such person has had, either directly or indirectly, an interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services that are material to the Group Companies; (b) any person or entity that competes with a Group Company; or (c) except this Agreement, the Ancillary Agreements and the Restated Shareholders Agreement, any material contract or agreement to which a Group Company is a party or by which it may be bound or affected.  Except as provided by the Ninth Shareholders Agreement, the Eleventh Articles, the Agreements on Post-IPO M&AA and the VIE Agreements, and as contemplated under this Agreement, the Restated Articles, the Restated Shareholders Agreement and Ancillary Agreements, there is no agreement between the Founder and any other person with respect to the ownership or control of any Group Companies, Max Smart or Fortune Rising, except those award agreements or trust agreements pursuant to which Fortune Rising allocated any of the ESOP Shares to the employees, directors, consultants or advisors of the Group Companies pursuant to the employee and advisor stock option plan from time to time duly adopted by the Company.

3.21                        Environmental and Safety Laws.  None of the Group Companies is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety in any material respect and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.22                        Employee Matters.  Each Group Company (i) has complied in all material aspects with all applicable employment and labor laws, employment practices generally applied to other entities in similar industry as such Group Company in the jurisdiction where such Group Company is incorporated, the terms and conditions of employment, in each case, with respect to its employees, except for the accrued amounts for the underpaid employment benefit payments disclosed in Section 3.22 of Disclosure Schedule, for which each Group Company has made adequate provisions on its books of account and which are included in Financial Statements; (ii)

has withheld and reported all amounts required by any applicable law or any contract or agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) other than as required by law, is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees.  The Group Companies are not aware that any Key Employee nor any senior officer of any Group Company intends to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any Key Employee or any senior officer of any Group Company.  The Group Companies are not party to or bound by any currently effective incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, except the Company’s 2008 Stock Issuing Plan adopted in June 2008, 2009 Employee Stock Incentive Plan adopted in February 2009, 2010 Employee Stock Incentive Plan adopted in March 2010, 2011 Employee Stock Incentive Plan and 2011 Special Employee Stock Incentive Plan adopted in April 2011.  All of the employees of the Group Companies are subject to written employment agreements that specify their position, payment of compensation and the terms and conditions of employment (including confidentiality, non-compete and non-solicitation provisions that are customarily applied to the positions in the industry of the Group Companies similar to those held by such employees).

3.23                        Exempt Offering.  The offer and sale of the Purchased Shares under this Agreement are or shall be exempt from the registration requirements and prospectus delivery requirements of the Act, and from the registration or qualification requirements of any other applicable securities laws and regulations.  None of the Company, its Affiliates or any person acting on its or their behalf, has engaged in any directed selling efforts (within the meaning of Regulation S under the Act) in the United States in connection with the transactions contemplated in this Agreement.

3.24                        No Other Business.  The Company was formed solely to acquire and hold an equity interest in the Offshore Subsidiaries and Jingdong Century, and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in the Offshore Subsidiaries and Jingdong Century. Since the incorporation of each Offshore Subsidiary in the Cayman Islands or British Virgin Islands, such Subsidiary does not engage in any business and has not incurred any liability in the course of its business of acquiring and holding certain equity interest in the applicable PRC Subsidiaries.  The PRC Subsidiaries and the PRC Affiliates are engaged solely in the Business and activities necessary for and associated with the Business and have no other activities.

3.25                        Minute Books.  The minute books of each Group Company have been made available to the Investor upon request and each such minute books provided contains a complete summary of all meetings and actions taken by directors and shareholders or owners of such Group Company since its time of formation, and reflects all transactions referred to in such minutes accurately in all material respects.

3.26                        Obligations of Management.  Each of the Key Employees is currently devoting his or her full working time to the conduct of the Business of the Group Companies.  No Seller Party has received any notice or application from any Key Employee that he/she will work less than full time with the Group Companies.  None of the Key Employees or the Founder is currently working for a competitive enterprise, whether or not such person is or will be compensated by such enterprise.

3.27                        Disclosure.  Each Seller Party has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Purchased Shares.  No representation or warranty in writing provided by any Seller Party in this Agreement and no information or materials in writing provided by any Seller Party to the Investor in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.  The financial forecasts or forward-looking statements in any business plans or other materials, including the 2013 budget of the Group Companies preliminarily reviewed and to be further approved by the Board of Directors, provided by any Seller Party to the Investor have been prepared in good faith and based on reasonable assumptions of the Seller Parties.

3.28                        Other Representations and Warranties relating to the PRC Subsidiaries and the PRC Affiliates.

(a)                                 The Constitutional Documents and all material Consents necessary or appropriate for the PRC Subsidiaries and the PRC Affiliates are valid, have been duly approved or issued (as applicable) by competent PRC authorities or other applicable parties and are in full force and effect.

(b)                                 All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of the PRC Subsidiaries and the PRC Affiliates have been duly obtained from the relevant PRC authorities and are in full force and effect.

(c)                                  All material filings and registrations with the PRC authorities required in respect of the PRC Subsidiaries and the PRC Affiliates and their operations, including but not limited to the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, SAFE, tax bureau, customs and other authorities, have been duly completed in accordance with the relevant rules and regulations.

(d)                                 The registered capital of each of the PRC Subsidiaries and the PRC Affiliates is paid in accordance with its articles of association and applicable laws.  All of the equity interests in each of the Group Companies are legally owned directly by the entities or individuals in the percentages as set out in Exhibit A hereto. There are no outstanding commitments or undertakings made by the Company to sell, transfer or otherwise dispose of any of its equity interest in any of the Offshore Subsidiaries or Jingdong Century, or by Jingdong Century to sell, transfer or otherwise dispose of any of its equity interest in the other PRC Subsidiaries, or by the Founder or Mr. Sun Jiaming to sell, transfer or otherwise dispose of any of his equity interest in Jingdong 360 or Jiangsu Yuanzhou.

(e)                                  None of the PRC Subsidiaries or the PRC Affiliates are in receipt of any letter or notice from any relevant authority notifying revocation of any permits or licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it.

(f)                                   Each of the PRC Subsidiaries and the PRC Affiliates has been conducting and will conduct its business activities within the permitted scope of business or is otherwise operating its business in full compliance with all relevant legal requirements and with all requisite licenses, permits and approvals granted by competent PRC authorities in all material respects.

(g)                                  In respect of any material Permits requisite for the conduct of any part of the Business of the PRC Subsidiaries or the PRC Affiliates which are subject to periodic renewal, no Seller Party has any reason to believe that such requisite renewals will not be timely granted by the relevant PRC authorities.

(h)                                 The PRC Subsidiaries and the PRC Affiliates have complied with all applicable PRC labor laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions and housing funds, except for the accrued amounts for the underpaid employment benefit payments for which each Group Company has made adequate provisions on its books of account and which are included in Financial Statements.

(i)                                     All PRC regulatory and corporate authorizations and approvals, necessary or appropriate for the consummation of the transactions contemplated herein have been duly obtained, and such authorizations and approvals are currently, or will be as of the Closing, valid and subsisting at PRC law and in accordance with their respective terms.

(j)                                    the VIE Agreements have been duly authorized by the respective parties thereto (including, without limitation, the board of the Group Companies, as applicable), and constitutes valid and binding obligations of such parties enforceable against such parties in accordance with the laws of the PRC.  The VIE Agreements constitute sufficient basis for the PRC Affiliates to be included in consolidated financial statements of the Group Companies under US GAAP.

3.29                        Insurance.  The Group Companies have in full force and effect all risk property insurance and employee casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to receive adequate compensation for any of the losses that they may incur within the two categories cited above.

3.30                        Corporate Restructuring and Issuance of Preferred Shares.  The obligations arising from the Series A Preferred Shares documentation, the Series B Preferred Shares documentation and the Series C Preferred Shares documentation have been duly fulfilled and complied with and no party to the Series A Preferred Shares documentation, the Series B Preferred Shares documentation or the Series C Preferred Shares documentation is in breach or default of any obligation therein in any material respect.

3.31                        Insolvency and Winding Up3.32                 .  Both before and after giving effect to the transactions contemplated hereby, (a) the aggregate assets, at a fair valuation, of each Group Company will exceed the aggregate debt of each such entity, as the debt becomes absolute and matures and (b) each Group Company will not have incurred or intended to incur debt beyond its ability to pay such debt as such debt becomes absolute and matures.  No order or petition has been presented or resolution passed for the administration, winding-up, dissolution or liquidation of any Group Company and no administrator, receiver or manager has been appointed in respect thereof.  None of the Group Companies has commenced any other proceeding under any bankruptcy, reorganization, composition, arrangement, adjustment of debt, release of debtors, dissolution, insolvency, liquidation or similar Law of any jurisdiction and no such proceedings have been commenced against any Group Company.

4.                                      REPRESENTATIONS AND WARRANTIES OF MAX SMART AND THE FOUNDER

Max Smart and the Founder hereby jointly and severally represent and warrant to the Investor as follows:

4.1                               Organization, Good Standing and Qualification. Max Smart has been duly incorporated, and is validly existing and in good standing under the laws of the British Virgin Islands.  The Founder owns all the outstanding equities in Max Smart, free and clear of any third party interest and encumbrances and liens, and that the following table shows all of the direct and indirect shareholders of Max Smart as of the date hereof and as of the Closing Date:

Name	Number and Type of Shares in Max Smart	Percentage of its Shareholding in Max Smart
LIU Qiangdong	1 ordinary share	100%
Total:	1 ordinary share	100%

4.2                               Authorization.  Max Smart has the full power and authority for the execution and delivery of, and the performance of all obligations of Max Smart under, this Agreement, the Restated Shareholders Agreement and Ancillary Agreements.  Each of this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements constitutes a valid and legally binding obligation of Max Smart, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Seller Parties and Max Smart as follows:

5.1                               Authorization.  The Investor has all requisite power, authority and capacity to enter into this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements, and to perform its obligations under this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements.  This Agreement has been duly authorized, executed and delivered by the Investor.  Each of this Agreement, the Restated Shareholders Agreement and the Ancillary Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.2                               Purchase for Own Account.  The Purchased Shares will be acquired for the Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.  By executing this Agreement, the Investor further represents that it does not have any contract with any person to sell, transfer or grant participations to any person, with respect to any of the Purchased Shares.

5.3                               Organization, Good Standing and Qualification.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

5.4                               Investment Experience.  The Investor acknowledges that it is able to fend for itself, can bear the economic risks of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

5.5                               Status of Investor.  The Investor is (i) purchasing the Purchased Shares outside the United States in compliance with Regulation S under the Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or (ii) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Act.

5.6                               Restricted Securities.  The Investor understands that the Purchased Shares it is purchasing are characterized as “restricted securities” under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

5.7                               Legends.  It is understood that the certificates evidencing the Purchased Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A VALID EXEMPTION THEREFROM.”

5.8                               Sufficient Funds Available. The Investor has, or will have as of the Closing, sufficient funds available to consummate the transactions completed by, and to perform its obligations to be performed as of the Closing, including payment of the Purchase Price due under this Agreement.

6.                                      COVENANTS OF THE SELLER PARTIES.

Each of the Seller Parties jointly and severally covenants to the Investor as follows:

6.1                               Use of Proceeds from the Sale of Purchased Shares.  The Company will use the proceeds from the issuance and sale of the Purchased Shares for capital expenditure and working capital of the Group Companies.  Unless otherwise agreed to in writing by the Investor, no proceeds from the sale of the Purchased Shares shall be used in the payment of any debt of the Group Companies or in the repurchase or cancellation of securities held by any shareholders of the Company, except for the repurchase of Old Shares (as defined below).

6.2                               Business of the Company, Max Smart and the Offshore Subsidiaries.  The business of Max Smart and the Company shall be restricted to the holding of shares or equity interest in the Company, and the Offshore Subsidiaries and Jingdong Century, respectively. The business of each Offshore Subsidiary incorporated in the Cayman Islands or British Virgin Islands shall be restricted to the holding of shares or equity interest in the applicable PRC Subsidiaries.

6.3                               Business of the PRC Subsidiaries and the PRC Affiliates.  Each Seller Party shall use its commercially reasonable efforts and take all necessary actions to implement and carry out the Group Companies’ business plan.  The business of Jingdong Century and other Group Companies shall be limited to the Business.

6.4                               Use of Investor’s Name or Logo.  Without the prior written consent of the Investor, and whether or not the Investor is then a shareholder of the Company, none of the Group Companies, their shareholders (excluding the Investor in respect of itself), nor the Founder shall use, publish or reproduce the name of the Investor or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes, except for the fact of the equity investments in the Group Companies by the Investor (and in any such case shall not disclose the aggregate or individual investment amounts, pricing or ownership percentage, or any of the terms of this Agreement, the Restated Shareholders Agreement or any of the Ancillary Agreements).

6.5                               Equity Compensation.  The Company shall not directly or indirectly issue Ordinary Shares, share options or other forms of equity of the Company to any employees, directors or consultants or their Associates except in accordance with the employee share option plan (the “ESOP”) approved from time to time by the Board of Directors.

6.6                               Initial Public Offering or Trade Sale.  The Company shall use best efforts to, on and prior to January 1, 2015, consummate, and the Founder shall use commercially reasonable efforts to support, (a) a Qualified IPO (as defined in the Restated Shareholders Agreement); or (b) a Trade Sale (as defined in the Restated Shareholders Agreement).

6.7                               Board of Directors.  Unless otherwise approved by the Board of Directors, the Company shall hold meetings of the Board of Directors at least every three (3) months.

6.8                               Independent Auditors.  The Company shall engage one of the Big 4 accounting firms (i.e., PricewaterhouseCoopers, KPMG, Deloitte & Touche or Ernst & Young) or other reputable accounting firms and shall cause such international accounting firm to audit the Company’s annual consolidated financial statements within one hundred and eighty (180) days after the end of each fiscal year.

6.9                               Cash Deposit.  All the Group Companies’ cash shall be deposited with sound international or PRC financial institutions, and all such cash deposits shall be short-term with free liquidity unless otherwise approved by the Board of Directors.

6.10                        Regulatory Compliance.  Each Seller Party shall use its best efforts to cause all shareholders of each Group Company, and any successor entity or controlled affiliate of any Group Company and, to the knowledge of the Seller Parties, any PRC residents (as defined under Circular 75) holding beneficial interests in the Company, to timely complete all required registrations and other procedures with applicable governmental authorities (including without limitation SAFE) as and when required by applicable laws and regulations in all material respects. The Seller Parties shall ensure that, prior to the commencement of Qualified IPO (as defined in the Restated Shareholders Agreement) by the Company, each entity described above and its respective shareholders are in compliance with such requirements in all material respects and that there is no barrier to repatriation of profits, dividends and other distributions from the PRC Subsidiaries (or any successor entity, respectively) to the Company.

6.11                        Lock up.  Subject to the terms and conditions hereof, following a Qualified IPO (as defined in the Restated Shareholders Agreement), the Founder, Max Smart and holders of Ordinary Shares who are management personnel of the Company (other than the Investor) shall be subject to any customary lock-up period to the extent requested by the lead underwriter of securities of the Company in connection with the registration relating to such Qualified IPO.

6.12                        Non-Compete.  The Founder acknowledges that the Investor has agreed to invest in the Company on the basis of the continued and exclusive services of and full devotion and commitment by the Founder to the Group Companies, and agrees that the Investor should have reasonable assurance of such basis of investment.  The Founder undertakes to the Investor that he will not, and he will procure that none of his Associates (as defined below) will, directly or indirectly:

(a)                                 until the later of (i) the consummation of a Qualified IPO (as defined in the Restated Shareholders Agreement) or (ii) such time as there are no (X) Preferred Shares or (Y) Ordinary Shares held by the Investor (the “Restriction Period”), participate, assist, engage or be interested in, any business or entity in any Relevant Jurisdiction (as defined below) in any manner, directly or indirectly, which is in competition with the Business carried on by any Group Company at any time during the Restriction Period;

(b)                                 during the Restriction Period, solicit in any manner any person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c)                                  during the Restriction Period, solicit or entice away, or endeavor to solicit or entice away, any employee or officer of any Group Company; and

(d)                                 at any time disclose to any person, or use for any purpose other than for the benefit of the Group Companies, any trade secrets or confidential information of or relating to any of the Group Companies.

In addition to and without limiting the restrictions set forth herein, the Founder and Max Smart shall not compete directly or indirectly with the Business carried on by any Group Company in the above manner for a period of two (2) years after the Founder and/or Max Smart and/or the

Founder’s Associates collectively cease to hold more than 5% of the Company’s shares (calculated on a fully diluted and as-converted basis).

In addition to and without limiting the restrictions set forth herein, the Founder hereof further undertakes to the Investor that he will not, and he will use his best efforts to procure that the directors nominated by the Founder or Max Smart or the executive officers of the Company will not, directly or indirectly compete with the business carried on by any Group Company in the above manner during the period that the Founder or the foregoing persons are directors and/or executive officers of the Company and within two (2) years after the Founder or such foregoing person leaves his or her director or executive officer post.

In addition to and without limiting the restrictions set forth herein, the Founder hereof further undertakes to the Investor that he shall not engage in any other entity’s business or operation (i) during his employment period with any of the Group Companies, or (ii) until the consummation of a Qualified IPO (as defined in the Restated Shareholders Agreement), whichever is earlier, provided, however, that nothing herein shall be deemed to restrict him and his Associates from owning an aggregate interest of not more than five percent (5%) of the outstanding shares of a publicly listed company.

For purposes of this Agreement, “Associate” means, in relation to an individual, his spouse, his child or step-child, brother, sister, parent, nominee or trustee of any trust in which such individual or any of its foregoing mentioned family members is a beneficiary or a discretionary object, or any entity or company controlled by any of the aforesaid persons or any person acting under his instructions (pursuant to an agreement or arrangement, formal or otherwise) in each case from time to time. For the said purpose, a person shall be deemed to control a company if that person, directly or indirectly:

(i)                                     controls the composition of a majority of the board of the company;

(ii)                                  controls more than half of the voting power of the company;

(iii)                               holds legally or beneficially more than half of the issued share capital, or ordinary share capital, of the company; or

(iv)                              is a person in accordance with whose directions the board of directors of the company is accustomed to act.

“Relevant Jurisdiction” means a jurisdiction in which any Group Company carries on or conducts any business, including but not limited to the PRC, Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan.

Notwithstanding anything to the contrary contained herein, in the event of (i) occurrence of a hostile takeover of the Company, or (ii) after the termination by the Group Company of the Founder’s employment with the Group Company without Cause, this Section 6.12 shall not apply to the Founder after the occurrence of any such event.  For purposes of this Section 6.12, “Cause” means, with respect to a person, (i) gross negligence or failure to perform the duties and responsibilities of such person’s office resulting in material harm to the Group Companies, taken as a whole, (ii) failure or refusal to comply in any material respect with material and lawful policies and directives of the Company resulting in material harm to the Group Companies, taken as a whole, (iii) material breach of any statutory duty or any other obligation that such person owes to the Group Companies resulting in material harm to the Group Companies, taken as a whole, (iv) commission of an act of fraud, theft or embezzlement against the Group Companies or involving their material properties or assets, or (v) conviction of any felony or crime of moral turpitude, provided, however, that with respect to any occurrence of any of (i), (ii) or (iii), such person shall have been given not less than sixty (60) days’ written notice by the Board of Directors of the Company of the Board’s determination (such determination being made independent of such person, if such person is a Board member) that such event had occurred, and such person shall have until the end of such sixty (60) day period following receipt of such notice to rectify or cure such occurrence if such occurrence is curable before any action premised upon a determination of Cause can be taken.

6.13                        Additional Covenants.  Except as required by this Agreement, no resolution of the directors, owners, members, partners or shareholders of any of the Group Companies shall be passed, nor shall any contract or commitment be entered into, in each case, prior to the Closing without the prior written consent of the Investor, except that the Group Companies may carry on its respective business in the same manner as heretofore and may pass resolutions or enter into contracts for so long as they are effected in the ordinary course of business, and except for the resolutions to add three directors to the Board of Directors pursuant to the Ninth Shareholders Agreement and the Eleventh Articles.

If at any time before the Closing, any of the Seller Parties comes to know of any material fact or event which:

(a)                                 is in any way materially inconsistent with any of the representations and warranties given by any Seller Party, and/or

(b)                                 suggests that any material fact warranted may not be as warranted or may be materially misleading, and/or

(c)                                  might affect the willingness of a reasonable investor in making a prudent decision to purchase the Purchased Shares or cause him to adjust the amount of consideration which the Investor would be prepared to pay for the Purchased Shares, such Seller Party shall give immediate written notice to the Investor, in which event (if such event should occur prior to the Closing), the Investor may within five (5) Business Days of receiving such notice terminate this Agreement, as far as the Investor is concerned, by written notice without any penalty whatsoever and without prejudice to any rights that the Investor may have under this Agreement or applicable law.

6.14                        Filing of Articles.  Before the Closing, the Company shall have duly filed the Restated Articles (in the form attached hereto as Exhibit D) with the Registrar of Corporate Affairs in the BVI.

6.15                        Access to Information.  From the date hereof until the Closing Date, the Group Companies will give the Investor and its authorized representatives access to the books, records, financial and operating data and other information relating to the Group Companies as such persons may reasonably request and cooperate with the Investor in its investigation of the Group Companies.  No investigation by the Investor, no information received by the Investor, nor any knowledge of the Investor (actual or constructive) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller Parties hereunder.

6.16                        Maintenance of Leases.  The Group Companies shall maintain in full force and effect leases for offices and warehouses that are necessary and material to the Business.

6.17                        Employee Matters.  Prior to a Qualified IPO (as defined in the Restated Shareholders Agreement) by the Company, the PRC Subsidiaries and the PRC Affiliates shall have submitted a plan to the reasonable satisfaction of the Company’s Board of Directors regarding compliance with all applicable PRC labor laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions and housing funds.

6.18                        Tax Matters.  The PRC Subsidiaries and the PRC Affiliates shall comply with all applicable PRC tax laws and regulations in all material respects, including without limitation, laws and regulations pertaining to enterprise income tax, value added tax and business tax.

6.19                        Tax Covenants.

(a)                                 In the event that the Company is determined by counsel or accountants for the Investor to be a CFC with respect to the shares held by the Investor, the Company agrees (a) to use commercially reasonable efforts to avoid generating Subpart F Income (as defined in Section 952 of the Code) (“Subpart F Income”) and (b) to the extent permitted by the applicable laws, to annually make dividend distributions to the Investor in an amount equal to 50% of any income deemed distributed to the Investor that would have been deemed distributed to the Investor pursuant to Section 951(a) of the Code had the Investor been a “United States person” as such term is defined in Section 7701(a)(30) of the Code (or such lesser amount determined by the Investor in its sole discretion).  The Company shall provide to the Investor upon request (i) any information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder, sufficient for the Investor to determine the Company’s status as a CFC, and/or a report regarding the Company’s status as a CFC if available to the Company, and (ii) in the event that the Company is determined to be a CFC, any information in the possession of the Company to determine whether the Investor or any Investor Partner is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow the Investor or its Investor Partners to otherwise comply with applicable United States federal income tax laws.  For purposes of this Section 6.19, (i) the term “Investor Partners” shall mean the Investor’s shareholders, partners, members or other equity holders and any direct or indirect equity owners of such entities and (ii) the “Company” shall mean the Company and any of its subsidiaries.

(b)                                 The Company shall, upon the Investor’s request, and at the Investor’s expense, as soon as reasonably practicable engage a nationally recognized U.S. tax advisor (which can include the Company’s accounting firm if such firm has a U.S. office) to determine whether the Company or any subsidiary of the Company is a PFIC, and, request such tax advisor to inform the Investor in writing, as soon as reasonably practicable following the end of the Company’s taxable year, whether the Company or any subsidiary of the Company is a PFIC.  The advisor shall also make itself available, as reasonably requested by the Investor, to answer questions with respect to its determination as to whether the Company or any subsidiary of the Company is a PFIC.  In the event that the Company engages an accounting firm to determine the Company’s status as a PFIC or otherwise reports such status to any other Company shareholder, the Company shall provide a report of such status to the Investor.

(c)                                  The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

(d)                                 The Company shall make due inquiry with its tax advisors (and shall cooperate with the Investor’s tax advisors with respect to such inquiry) on at least an annual basis regarding whether the Investor or any Investor Partner’s direct or indirect interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Investor of the results of such determination), and in the event that the Investor’s or any Investor Partner’s direct or indirect interest in Company is determined by the Company’s tax advisors or the Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B, the Company agrees, upon a request from the Investor, to provide such information as may be necessary to fulfill the Investor’s or the Investor Partner’s obligations thereunder.

7.                                      CONDITIONS TO THE INVESTOR’S OBLIGATIONS AT THE CLOSING.

7.1                               The obligation of the Investor to purchase the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of the Investor (or waiver thereof) on or prior to the Closing Date, of the following conditions:

(a)                                 Representations and Warranties True and Correct.  The representations and warranties made by the Seller Parties in Section 3 and by Max Smart and the Founder in Section 4 hereof shall be true and correct and complete as of the Closing Date (except to the extent such representations and warranties expressly speak of a specified date, in which case such representations and warranties shall be true and correct and complete as of such specified date).

(b)                                 Proceedings and Documents.  The resolutions of the board of directors of the Company, the PRC Subsidiaries and the PRC Affiliates, and the resolutions of shareholder(s) of the Company and the PRC Affiliates, in connection with the transactions contemplated hereby shall have been duly passed, and the Investor shall have received copies of such documents as it may reasonably request in form and substance as agreed by the Investor.

(c)                                  Approvals, Consents and Waivers.  The existing shareholders of the Company shall have waived any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchased Shares at the Closing.

(d)                                 Compliance Certificate.  The Seller Parties shall deliver to the Investor a certificate (in substantially the form attached hereto as Exhibit G), dated the Closing Date, signed by the Company’s President or director, the legal representative of each Seller Party certifying that the conditions specified in Section 7.1 have been fulfilled with all requisite instruments and documents attached and stating that there shall have been no material adverse change which would be reasonable likely to have a Material Adverse Effect since the date of this Agreement.

(e)                                  Amendment to Constitutional Documents.  The Restated Articles (in substantially the form attached hereto as Exhibit D) shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and its shareholders and shall have been duly filed with the Registrar of Corporate Affairs in the BVI (the proof of completion of such filing shall have been provided to the Investor in the form and substance satisfactory to the Investor), with a copy of the stamped Restated Articles being delivered to the Investor within three (3) Business Days after the Closing.

(f)                                   Opinions of Company Counsel.  The Investor shall have received from the PRC counsel an opinion in substantially the form attached hereto as Exhibit H and from the BVI counsel an opinion in substantially the form attached hereto as Exhibit I, addressed to the Investor, in each case dated as of the Closing Date.

(g)                                  Execution of Restated Shareholders Agreement and Ancillary Agreements.  The Company shall have delivered to the Investor the Restated Shareholders Agreement (in substantially the form attached hereto as Exhibit E) and the Ancillary Agreements (as applicable), duly executed by the Company and all other parties thereto (except for the Investor).

(h)                                 Good Standing.  The Investor shall have received a certificate of good standing, dated no longer than four (4) Business Days prior to the Closing Date, issued by the Registrar of Corporate Affairs of the BVI with respect to the Company.

(i)                                     Capitalization Table.  The Company shall deliver to the Investor a pre- and post-closing capitalization table of the Company as of the Closing Date.

(j)                                    Performance.  Each Seller Party shall have performed and complied with all of the obligations and conditions that are required to be performed or complied with by them, on or before the Closing.

(k)                                 No Material Adverse Effect.  There shall have been no Material Adverse Effect since the execution date of this Agreement.

(l)                                     Closing Deliveries.  The Company shall have delivered to the Investor the closing deliveries under Section 2.2.

7.2                               The Investor may at any time waive in writing any of the conditions above, on such terms as it may decide.

8.                                      CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING.

8.1                               Closing.  The obligations of the Company under this Agreement with respect to the Investor are subject to the fulfillment, on or prior to the Closing Date of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Investor contained in Section 5 hereof shall be true and correct as of the Closing Date (except to the extent such representations and warranties expressly speak of a specified date, in which case such representations and warranties shall be true and correct as of such specified date).

(b)                                 Payment of the Purchase Price.  The Investor shall have delivered to the Company and the Company shall have received in its designated account, the Purchase Price in accordance with Section 1.2.

(c)                                  Execution of Restated Shareholders Agreement and Ancillary Agreements.  The Investor shall have executed and delivered to the Company the Restated Shareholders Agreement and the Ancillary Agreements (as applicable).

(d)                                 Execution of Letter Agreement.  The Investor shall have executed and delivered to the Company the Letter Agreement in substantially the form attached hereto as Exhibit J.

(e)                                  Performance.  The Investor shall have performed and complied with all of the obligations and conditions that are required to be performed or complied with by it, on or before the Closing.

9.                                      POST-CLOSING OBLIGATIONS.

9.1                               Post-closing Obligations.  Following the Closing, the Seller Parties shall procure the Group Companies to, take all necessary steps and action to ensure that the Business and affairs of the Group Companies will be in compliance with applicable laws, including without limitation to the relevant laws and regulations in the PRC, and their Constitutional Documents in all material respects.

9.2                               Founder SAFE Registration.  The Founder shall, on or before June 30, 2013, (i) update his outbound investment foreign exchange registration in respect of his shareholding in the Company with the competent branch of SAFE to reflect the consummation of the transactions contemplated in this Agreement, and (ii) provide documentary evidence confirming the foregoing shareholding has been duly registered with the competent branch of SAFE.

9.3                               Registration of Share Pledgee.  Jingdong Century, Jingdong 360 and the Founder shall, on or before February 28, 2013, (i) update the registration of the share pledge agreement, dated May 29, 2012, made by the Founder and Sun Jiaming (with PRC identity number of 320881198008071616), with respect to the 100% equity interest of Jingdong 360, in favor of Jingdong Century with the competent branch of the State Administration for Industry and Commerce (“SAIC”), and provide documentary evidence confirming the foregoing share pledges have been duly registered with the competent branch of the SAIC, unless the competent branch of SAIC does not deem such update to be necessary or does not accept application for such update.

9.4                               Employee Matters.  The Seller Parties shall, and shall procure the Group Companies to, comply in all material aspects with all applicable employment and labor laws, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions and housing funds (including continuation coverage, reporting and disclosure obligations).

9.5                               Miscellaneous Post-Closing Actions.  The Seller Parties shall, or procure the Group Companies to, use their commercially reasonable efforts to obtain and maintain all Permits that are necessary for the conduct of the Business as currently conducted or currently proposed to be conducted, the absence of which would be reasonable likely to have a Material Adverse Effect.

9.6                               No Transfer to Competitors.  Notwithstanding anything to the contrary, as long as the Founder and Founder’s Associate collectively and beneficially own (through his interest in Max Smart or otherwise) more than twenty percent (20%) of the voting power of the Company’s then outstanding shares (calculated on a fully-diluted and as converted basis), without the prior written consent of the Founder, the Investor shall not make a Transfer of its Ordinary Shares to any Competitor prior to December 31, 2015, provided that the foregoing restrictions shall not apply (a) to a Transfer of the Company’s shares following the Company’s initial public offering, or (b) if such Transfer is made in connection with a Trade Sale.

For purposes of this Agreement, (i) “Transfer” shall mean any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering in a single transaction of any interest in the Company’s shares; (ii) “Competitor” shall mean any person or entity or Affiliates of any such person or entity whose primary business is the same as, or in direct competition with, the Business; and (iii) “Trade Sale” means either (a) a merger, consolidation, share purchase, or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation, share purchase or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (b) the sale, lease, transfer or other disposition of all or substantially all of the Company’s assets.

9.7                               Repurchase of Old Shares from Max Smart.  The Investor agrees that concurrent with or immediately after the Closing, the Company will repurchase from Max Smart, and Max Smart will sell and transfer to the Company, 2,524,716 Ordinary Shares (the “Old Shares”) for an aggregate repurchase price of US$10,000,000, or approximately US$3.961 per share, and agrees to sign any document that is necessary for the consummation of the repurchase and is required to be signed by the Investor as a shareholder of the Company to effect the repurchase. The Company shall update the register of members of the Company accordingly to reflect the completion of such repurchase and provide a certified copy of the updated register of members of the Company to the Investor immediately upon the completion of such update in the form and substance to the reasonable satisfaction of the Company.

9.8                               Miscellaneous Specific Post-Closing Covenants. Without prejudice to the generality of any other post-closing obligations, the Seller Parties shall, and shall procure the Group Companies (as applicable) to, use their commercially reasonable efforts to ensure that the specific matters as listed in Exhibit K hereto are duly addressed as per the specific requirements for each such matter as set forth in Exhibit K.

10.                               MISCELLANEOUS.

10.1                        Indemnity.

(a)                                 Subject to Section 10.1(d) below, each Seller Party shall, jointly and severally, indemnify the Investor, and its directors, officers, employees, Affiliates, agents and assigns (each, an “Indemnitee”) against any losses, liabilities, damages, liens, penalties, diminution in value, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing, incurred by the Investor (the “Indemnifiable Loss”) as a result of (i) any breach or violation of any representation or warranty made by any Seller Party including without limitation the Financial Statements; and (ii) any breach by any Seller Party of any covenant or agreement contained herein, including without limitation claims by tax authorities against any Group Company.

(b)                                 If the Investor believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall promptly notify the Seller Party stating specifically the basis on which such claim is being made, the material facts related thereto, and (if ascertainable or quantifiable) the amount of the claim asserted.  For purposes hereof, notice delivered to the Founder at the Company’s address pursuant to Section 10.8 shall constitute effective notice to all Seller Parties.  In the event of a third party claim against an Indemnitee for which such Indemnitee seeks indemnification from the Seller Parties, no settlement shall be deemed conclusive with respect whether there was an Indemnifiable Loss or the amount of such Indemnifiable Loss unless such settlement is consented to by the Seller Parties.  Any dispute related to this Section 10.1(b) shall be resolved pursuant to Section 10.18 hereof.

(c)                                  (i) none of the Seller Parties shall have any liability under this Agreement until the aggregate amount of Indemnifiable Loss incurred by an Indemnitee exceeds an amount equal to US$1,000,000, in which case such Indemnitee shall be entitled to indemnification of the entire amount of the Indemnifiable Loss; and (ii) the amount of Indemnifiable Loss (other than Indemnifiable Loss relating to breaches of Fundamental Warranties) for which the Investor may be indemnified by the Seller Parties under this Agreement shall be limited to the Purchase Price actually paid by the Investor.

(d)                                 Subject to the foregoing, (x) the Founder’s indemnity obligations that are determined to arise under this Agreement shall be satisfied solely with, and recourse will be limited solely to, the Ordinary Shares and any other securities of the Company held directly or indirectly, currently or in the future by the Founder and his Associates, and no other assets of the Founder shall in any respect be used to satisfy any of the Founder’s indemnity obligations under this Agreement, and the Investor hereby agrees to waive any right or claim against the Founder or his assets except pursuant to the terms and subject to the conditions under this Agreement; (y) all claims asserted under this Agreement against the Seller Parties shall be settled by the Seller Parties in accordance with the following contribution procedure: first, the Group Companies shall satisfy all claims to the extent possible; second, to the extent that such claims are not fully satisfied (such unsatisfied amounts, the “Remaining Losses”), such Remaining Losses shall be settled by the gratis transfer to the related Indemnitee of such number of Ordinary Shares or other securities of the Company then held by the Founder and/or his Associates calculated by dividing the Remaining Losses by the fair market value of such Ordinary Share (determined pursuant to Section 10.18 if the related parties cannot agree to the fair market value of such Ordinary Shares); and (z) notwithstanding any other provision contained herein, any claims against the Founder and any of the Founder’s indemnity and guarantee obligations under this Agreement shall terminate, and be wholly barred and unenforceable, upon the consummation of a Qualified IPO (as defined in the Restated Shareholders Agreement).

(e)                                  Notwithstanding any other provision contained herein, this Section 10.1 shall be the sole and exclusive monetary remedy of the Investor for any claim against the Seller Parties arising out of or resulting from this Agreement and the transactions contemplated hereby, except that no limitation or exceptions with respect to the obligations or liabilities on any Seller Party provided in the foregoing sub-sections under this Section 10.1 shall apply to an Indemnifiable Loss arising due to the fraud or willful misconduct of any Seller Party.

10.2                        [Reserved].

10.3                        Founder’s Guarantee.  Subject to Section 10.1, in consideration of the Investor entering into this Agreement, the Founder hereby unconditionally and irrevocably guarantees, as primary obligor and not merely a surety, to the Investor that so long as the Founder has management control over the Group Companies, whether directly or indirectly, the due and punctual performance and observance will be conducted by each of  the Company, the PRC Subsidiaries, the PRC Affiliates and Max Smart, in each case, of all its respective obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to fully and unconditionally indemnify the Indemnitees against all losses, damages, costs and expenses (including legal costs and expenses) which the Indemnitees may suffer through or arising from any breach by any of  the Company, the PRC Subsidiaries, the PRC Affiliates and Max Smart.  The liability of the Company, the PRC Subsidiaries, the PRC Affiliates and Max Smart (as the case may be) as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement, or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

10.4                        Governing Law.  This Agreement shall be governed by and construed in accordance with the law of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

10.5                        Survival.  The representations, warranties, covenants and agreements made herein shall survive for two (2) years after the Closing, provided that the representations and warranties of Seller Parties (i) under Sections 3.17 and 3.21 shall survive until the expiration of applicable statute of limitation and (ii) under Sections 3.1, 3.2, 3.4 and 3.5 (collectively, the “Fundamental Warranties”) shall survive perpetually. Such representations and warranties of the Seller Parties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor.

10.6                        Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  This Agreement and the rights and obligations therein may not be assigned by any of the Seller Parties or Max Smart without the written consent of the Investor.  Notwithstanding the foregoing, the Investor may assign its rights hereunder, including without limitation the right to acquire Purchased Shares together with the related obligations of the Investor hereunder, to an Affiliate, provided that such Affiliate shall join the Restated Shareholders Agreement as an “Investor”, by executing a deed of adherence or other necessary document in form and substance reasonably satisfactory to the Company, the Founder and Max Smart.

10.7                        Entire Agreement.  This Agreement, the Restated Shareholders Agreement, any Ancillary Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

10.8                        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit F hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant party or parties as set forth in Exhibit F; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the relevant parties as set forth in Exhibit F with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.8, by giving the other parties written notice of the new address in the manner set forth above.

10.9                        Amendments.  Any term of this Agreement may be amended only with the written consent of the Company, the Founder and the Investor.

10.10                 Waivers.  Each of the Seller Parties, by executing this Agreement, hereby waives any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchased Shares.

10.11                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Seller Party or the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such Seller Party or the Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Seller Party or the Investor of any breach of default under this Agreement or any waiver on the part of any Seller Party or the Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to the Seller Parties and the Investor shall be cumulative and not alternative.

10.12                 Finder’s Fees.  Each party represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

10.13                 Interpretation; Titles and Subtitles.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.  As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

10.14                 Counterparts.  This Agreement may be executed (including facsimile signature) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.15                 Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.16                 Confidentiality and Non-Disclosure.  The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of Section 10 of the Restated Shareholders Agreement, which shall mutatis mutandis apply.

10.17                 Further Assurances.  Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

10.18                 Dispute Resolution.

(a)                                 Consultation between Parties.  Any dispute, controversy or, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the Parties in good faith for a period of thirty (30) days after written notice has been sent by registered mail by any Party to the other Party (the “Consultation Period”).

(b)                                 Arbitration.  If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties.  The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.  The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English.  The decision of the arbitrators (by rule of majority) shall be final and binding on the parties (including any decision on their fees) and their fees shall be borne and paid by the parties in such proportions as the arbitrators shall determine.

10.19                 Expenses.  The Investor and the Seller Parties shall bear their own cost and expense for consummation of the transaction contemplated hereunder.

10.20                 Termination.  This Agreement may be terminated by the Investor or the Company, on or after February 8, 2013 (the “Termination Date”), by written notice to the other parties, if the Closing has not occurred on or prior to such date provided that:  (i) the terminating party is not in material default of any of its obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 10.20 shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or has resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date.  Such termination under this Section 10.20 shall be without prejudice to any claims for damages or other remedies that the parties may have under this Agreement or applicable law.

10.21                 Disclosure Schedule.  The parties hereto agree that any reference in a particular Section of the Disclosure Schedule to this Agreement shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties of the relevant party that are contained in the corresponding Section of this Agreement only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

[The Remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE SELLER PARTIES:

/s/ 360BUY JINGDONG INC.

/s/ MAX SMART LIMITED

/s/ BEIJING JINGDONG CENTURY TRADING CO., LTD.
(北京京东世纪贸易有限公司)
(Company seal)

/s/ BEIJING JINGDONG 360 DEGREE E-COMMERCE CO., LTD.
(北京京东叁佰陆拾度电子商务有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ JIANGSU YUANZHOU E-COMMERCE CO., LTD. (江苏圆周电子商务有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER

/s/ LIU Qiangdong
LIU Qiangdong(刘强东)
PRC ID No.: ***

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ SHANGHAI YUANMAI TRADING CO., LTD.
(上海圆迈贸易有限公司)
(Company seal)

/s/ GUANGZHOU JINGDONG TRADING CO., LTD.
(广州晶东贸易有限公司)
(Company seal)

/s/ JIANGSU JINGDONG INFORMATION TECHNOLOGY CO., LTD.
(江苏京东信息技术有限公司)
(Company seal)

/s/ CHENGDU JINGDONG CENTURY TRADING CO., LTD.
(成都京东世纪贸易有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ BEIJING JINGDONG CENTURY INFORMATION TECHNOLOGY CO., LTD.
(北京京东世纪信息技术有限公司)
(Company seal)

/s/ JIANGSU YUANMAI TRADING CO., LTD.
(江苏圆迈贸易有限公司)
(Company seal)

/s/ WUHAN JINGDONG CENTURY TRADING CO., LTD.
(武汉京东世纪贸易有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ SHANGHAI SHENGDAYUAN INFORMATION TECHNOLOGY CO., LTD.
(上海晟达元信息技术有限公司)
(Company seal)

/s/ TIANJIN STAR EAST CORPORATION LIMITED
(天津煜东信德物流有限公司)
(Company seal)

/s/ SHENYANG JINGDONG CENTURY TRADING CO., LTD.
(沈阳京东世纪贸易有限公司)
(Company seal)

/s/ BEIJING JINGDONG SHANGKE INFORMATION TECHNOLOGY CO., LTD.
(北京京东尚科信息技术有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ BEIJING JINGBANGDA TRADING CO., LTD.
(北京京邦达贸易有限公司)
(Company seal)

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

/s/ DST CHINA EC X, L.P.

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT